EXHIBIT 4.2




                                     BYLAWS

                                       OF

                            BLOCK DRUG COMPANY, INC.

                                TABLE OF CONTENTS



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
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                                                                                                                ----
                                                     ARTICLE I
                                                      OFFICES...................................................  1
         SECTION 1.1.               Registered Office...........................................................  1
         SECTION 1.2.               Other Offices...............................................................  1

                                                    ARTICLE II
                                                   SHAREHOLDERS.................................................  1
         SECTION 2.1.               Annual Meeting..............................................................  1
         SECTION 2.2.               Special Meetings............................................................  1
         SECTION 2.3.               Place and Time of Meeting...................................................  1
         SECTION 2.4.               Notice of Meeting...........................................................  1
         SECTION 2.5.               Fixing of Record Date.......................................................  1
         SECTION 2.6.               Quorum......................................................................  2
         SECTION 2.7.               Proxies.....................................................................  2
         SECTION 2.8.               Voting of Shares............................................................  2
         SECTION 2.9.               Waiver of Notice............................................................  2
         SECTION 2.10.              Votes Required..............................................................  2
         SECTION 2.11.              Election of Directors.......................................................  2
         SECTION 2.12.              Procedure At Meetings.......................................................  2

                                                    ARTICLE III
                                                     DIRECTORS..................................................  3
         SECTION 3.1.               General Powers..............................................................  3
         SECTION 3.2.               Number, Tenure and Qualifications...........................................  3
         SECTION 3.3.               Annual Meetings, Regular Meetings...........................................  3
         SECTlON 3.4.               Special Meetings............................................................  3
         SECTION 3.5.               Quorum......................................................................  3
         SECTION 3.6.               Manner of Acting............................................................  3
         SECTION 3.7.               Action Without Meeting......................................................  3
         SECTION 3.8.               Vacancies...................................................................  3
         SECTION 3.9.               Compensation................................................................  4
         SECTION 3.10.              Executive Committee; Other Committees.......................................  4
         SECTION 3.11.              Waiver of Notice............................................................  4

                                                    ARTICLE IV




                                                     OFFICERS...................................................  4
         SECTiON 4.1.               Number......................................................................  4
         SECTION 4.2.               Election, Term and Removal..................................................  5
         SECTION 4.3.               Powers and Duties...........................................................  5
         SECTION 4.4.               Salaries....................................................................  5
         SECTION 4.5.               Loans.......................................................................  5
         SECTION 4.6.               Acquisitions................................................................  5
         SECTION 4.7.               Office of Chief Executive...................................................  5

                                                     ARTICLE V
                                    CERTIFICATES FOR SHARES AND THEIR TRANSFERS.................................  6
         SECTION 5.1.               Certificates for Shares.....................................................  6
         SECTION 5.2.               Transfer of Shares..........................................................  6
         SECTION 5.3.               Lost, Stolen or Destroyed Certificates......................................  6

                                                    ARTICLE VI
                                                   MISCELLANEOUS................................................  6
         SECTION 6.1.               Fiscal Year.................................................................  6
         SECTION 6.2.               Corporate Seal..............................................................  6
         SECTION 6.3.               Amendments..................................................................  6
         SECTION 6.4.               Notices.....................................................................  6
         SECTION 6.5.               Indemnification.............................................................  7
         SECTION 6.6.               Limitation of Liability.....................................................  7


                                     BYLAWS

                                       OF

                            BLOCK DRUG COMPANY, INC.


                                    ARTICLE I

                                     OFFICES

         SECTION 1.1. Registered Office. The registered office of the corporation shall be located at 237 Cornelison Avenue, Jersey City, Hudson County, New Jersey, or such other address within the State of New Jersey as the Board of Directors may by resolution provide.

         SECTION 1.2. Other Offices. The Corporation may hive other offices within or without the State of New Jersey at any time.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 2.1. Annual Meeting. The annual meeting of shareholders for the Purpose of electing Directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Monday in June of each year, or on such other date as may be fixed by the Board of Directors.

         SECTION 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, or by the Board of Directors, and shall be called by the President at the written request of the holders of not less than ten percent (10%) of all the outstanding shares entitled to vote at the meeting.

         SECTION 2.3. Place and Time of Meeting. The Board of Directors may designate the time and place, either within or without the State of New Jersey, as the time and place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is called other than by the Board of Directors, the place of the meeting shall be the registered office of the corporation in the State of New Jersey.

         SECTION 2.4. Notice of Meeting. Written or printed notice stating the place, day and hour of any meeting of the shareholders, and the purpose or purposes for which the meeting is called, shall be given, personally or by mail, to each shareholder of record entitled to vote at the meeting not less than ten
(10) nor more than thirty (30) days before the meeting, except as otherwise permitted or required by law or the Certificate of Incorporation.

         SECTION 2.5. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days before the date of such meeting as the record date



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for any such determination of shareholders. When a determination of shareholders of record for a shareholders' meeting has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Bylaw for the adjourned meeting.
For the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a date, which shall not be more thin sixty (60) days before any such payment, allotment or other action, as the record date for any such determination of Shareholders.

         SECTION 2.6. Quorum. The holders of not less than a majority of the outstanding shares entitled to vote at any shareholders' meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting, except as otherwise provided by the New Jersey Business Corporation Act or the Certificate of Incorporation. If less than a quorum are represented at the meeting, a majority of the shareholders so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.7. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy in accordance with the New Jersey Business Corporation Act and any other applicable law. Every proxy should be executed in writing by the shareholder or his agent and shall be flied with the secretary of the meeting before or at the time of the meeting; except that a proxy may be given by a shareholder or his agent by telegram or cable or its equivalent.

         SECTION 2.8. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Certificate of Incorporation.

         SECTION 2.9. Waiver of Notice. Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         SECTION 2.10. Votes Required. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation or the New Jersey Business Corporation Act.

         SECTION 2.11. Election of Directors. Directors shall be elected by a plurality of the vote cast. At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

         SECTION 2.12. Procedure At Meetings. The Senior Chairman of the Board of the corporation shall preside as the chairman of tho shareholders' meetings or shall designate a substitute to preside as chairman and shall designate someone to serve as secretary of the meeting. The chairman of each shareholders' meeting at which directors are to be elected shall appoint two inspectors of election. The inspectors shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting, with strict impartiality and



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

according to the best of their ability, and shall take charge of the polls and shall make, after the ballot, a certificate of the result of the vote taken.


                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except insofar as such management is delegated by resolution of the Board of Directors to an Executive Committee or one or more other committees as provided in these Bylaws.

         SECTION 3.2. Number, Tenure and Qualifications. The Board of Directors of the corporation shall consist of not less than six nor more than fifteen persons, as shall be determined from time to time by the shareholders. At each annual meeting of shareholders, directors shall be elected to hold office until their successors shall have been elected and qualified.

         SECTION 3.3. Annual Meetings, Regular Meetings. A meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. Additional regular meetings may be held at such times and places as the Board of Directors may provide and no notice of such meetings shall be required.

         SECTlON 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of any member of the Office of Chief Executive, and shall be called by the Secretary of the corporation upon the written request of the majority of the Directors, and shall be held at such time and place as shall be specified in the call of the meeting. Notice of each special meeting shall be given to each member of the Board, personally or by mail, telegraph or telephone, at least three (3) days before the meeting.

         SECTION 3.5. Quorum. A majority of the number of Directors who are or would be in office if there were no vacancies shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         SECTION 3.6. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by the Certificate of Incorporation. Any and all Directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided by law.

         SECTION 3.7. Action Without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior to or subsequent to such action, all member of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of the proceeding of the Board of Directors. Such consent, which may be executed in counterparts, shall have the same effect as a unanimous vote of the Board of Directors for all purposes.

         SECTION 3.8. Vacancies. Any vacancy occurring in the Board of Director, however caused, shall be filled by the affirmative vote of a majority of the remaining Directors at a meeting which shall be called by the



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Senior Chairman of the Board or by the Chairman of the Board or by the
President, even though less than a quorum of the Board of Directors is present at the meeting. Said meeting shall be held on a date which shall not be more than ten (10) days after the effective date of such vacancy. In the event that said meeting shall not be called within five (5) days of the effective date of such vacancy, then not less than two (2) of the remaining Directors shall be entitled to call such meeting. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the shareholders. Any Director elected pursuant to this Section 3.8 shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

         SECTION 3.9. Compensation. By resolution of the Board of Director, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed salary for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.10. Executive Committee; Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three (3) members, and shall act only upon unanimous consent of all members. Any such committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the Directors. Each such committee shall have and may exercise all of the authority of the Board of Directors to the full extent provided in such resolution and permissible under the laws of the State of New Jersey. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting. The Board of Directors, by resolution adopted by a majority of the entire Board, may fill any vacancy in any such committee, appoint one or more Directors to serve as alternate members of any such committee to act in the absence or disability of any member of such committee with all of the powers of such absent or disabled members, abolish any such committee at pleasure, and remove any Director from membership on such committee at any time, with or without cause.

         SECTION 3.11. Waiver of Notice. Notice of any meeting of the Board or any committee need not be given to any Director who signs a waiver of notice, whether before or after the meeting. The attendance of any Director at a Board or committee meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee need be specified in the notice or waiver of notice of such meeting.


                                   ARTICLE IV

                                    OFFICERS

         SECTiON 4.1. Number. The officers of the corporation shall consist of the Office of the Chief Executive, a Senior Chairman of the Board, a Chairman of the Board, a President, an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, each of whom shall be elected by the Board of Directors, provided, however, that the Senior Chairman of the Board, the Chairman of the Board, the President and the Executive Vice President shall be so elected from among the members of the Board of Directors. The Board of Directors may elect such other officers, assistant officers or agents as it shall deem necessary or desirable, which officers, assistant officers or agents shall have such authority and shall perform such duties as the Board of Directors may from time to time prescribe. Any two or more offices may be held by the same person.



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         SECTION 4.2. Election, Term and Removal Unless otherwise provided by resolution of the Board of Directors, at the time of his election, the term of office of all officers shall be until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are elected and qualify, but any officer, other than the Senior Chairman of the Board, the Chairman of the Board, the President or the Executive Vice President, elected by the Board, may be removed from office, either with or without cause, at any time, by the affirmative vote or a majority of the members of the Board of Directors then in office. Any vacancy occurring among the officers of the corporation may be filled by the Board of Directors.

         SECTION 4.3. Powers and Duties. The Senior Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. In the absence of the Senior Chairman of the Board, or in the event of his death, inability or refusal to act, the Chairman of the Board, the President and the Executive Vice President shall jointly perform the duties of the Senior Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Senior Chairman of the Board. Except as aforesaid, the officers of the corporation shall have such powers and duties as they generally pertain to their respective offices as well as and subject to powers and duties as may be prescribed by the Board or these Bylaws.

         SECTION 4.4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

         SECTION 4.5. Loans. The Corporation may lend money to or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whenever, in the judgement of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation; provided, however, if such officer or employee is also a director of the Corporation, that such loan is authorized by a majority of the Board of Directors. The vote of a director who would receive the loan, guarantee or assistance from the Corporation shall not be included in the majority necessary for authorization.

         SECTION 4.6. Acquisitions. The acquisition of property, rights, or privileges by the Corporation for which the total consideration, in whatever form, exceeds an amount equal to 10% of the Corporation's total shareholders' equity, shall require the authorization of the Board of Directors. Total shareholders' equity shall be determined from the Corporation's consolidated balance sheet from the Corporation's most recent certified financial statement.

         SECTION 4.7. Office of Chief Executive. The Office of Chief Executive shall consist of not less than three (3) nor more than four (4) members, as shall be determined from time to time by the Board of Directors; provided, however, that the members of the Office of Chief Executive shall only consist of the Senior Chairman of the Board Chairman of the Board, President and Executive Vice President. Each member of the office shall report directly to the Board of Directors. The decision of a majority of the members of the Office of the Chief Executive shall constitute the decision of the Office. When the Senior Chairman of the Board is no longer serving on the Board of Directors, the position of Senior Chairman of the Board shall be eliminated.

         Any member of the Office who dissents from a decision approved or made by the majority of its members shall have the right, by acting forthwith, to call a special meeting of the entire Board of Directors for the purpose of reviewing said decision, in which event any such decision by the Office of Chief Executive shall not become effective until reviewed and approved by the Board.





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                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFERS

         SECTION 5.1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, in conformity with the laws of the State of New Jersey. Cards which are punched, magnetically coded or otherwise treated so as to facilitate machine or automatic processing, may be used as share certificates if they otherwise comply with the provisions of the New Jersey Business Corporation Act.

         SECTION 5.2. Transfer of Shares. Shares of the corporation shall be transferable in accordance with the provision of Chapter 8 of the Uniform Commercial Code as adopted in New Jersey (N.J.S.A. ss.12A:8-101 et seq.) as amended from time to time, and as provided in the New Jersey Business Corporation Act.

         SECTION 5.3. Lost, Stolen or Destroyed Certificates. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such loss, theft or destruction by the owner thereof or his legal representative, and the Board of Directors may, in its discretion, require such owner or legal representative to give the corporation a bond indemnifying the corporation and the transfer agents and registrars against all loss, cost and damage which may arise from the issuance of a new certificate in place of the original certificate.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Fiscal Year. The fiscal year of the corporation shall be the year beginning April 1st and ending March 31st, unless the Board of Directors shall otherwise direct.

         SECTION 6.2. Corporate Seal. The corporation shall have a corporate seal which shall be in such form as the Board of Directors may determine. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile of the seal may be impressed or affixed or reproduced.

         SECTION 6.3. Amendments. The provisions of Section 3.8 of these Bylaws and those contained in Section 3.2 of these Bylaws as to fixing the number of Directors may be altered or repealed only by the shareholders. Except as provided in the foregoing sentence, the Board of Directors shall have the power to make, alter and repeal the Bylaws of the corporation.

         SECTION 6.4. Notices. In computing the period of time for the giving of any notice required or permitted for any purpose, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If Notice is given by mail or telegraph, the notice shall be deemed to be given when deposited in the mail or telegraph office, addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage or charges prepaid thereon, provided, however, such notice must be given by telegraph, telephone, personal service or by personally advising the person orally when, as may be authorized by these Bylaws, less than three (3) days' notice is given. Notice to a



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shareholder shall be addressed to the address of such shareholder as it appears on the stock transfer records of the corporation.

         SECTION 6.5.  Indemnification.

                  (a) Any Director, officer, employee, agent or other corporate agent (as defined in N.J.S.A. ss.14A:3-5) shall be indemnified by the corporation in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent to the full extent permitted by N.J.S.A.ss. 14A:3.5.

                  (b) To assure indemnification under this Bylaw of all corporate agents who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", ("ERISA") as amended from time to time, said N.J.S.A.ss.l4A:3-5 shall, for the purposes hereof, be interpreted as follows; "Other enterprise" shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to ERISA shall be deemed "fines"; and actions taken or omitted by a person in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interest of the corporation.

                  (c) Any Director, officer, employee, agent or other corporate agent (as defined in N.J.S.A.ss.14A;3-5) may be insured by insurance purchased and maintained by the corporation against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as corporate agent, whether or not the corporation would have the power to indemnify him against such liability.

         SECTION 6.6. Limitation of Liability. To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its stockholders, except that the provisions of this
Section 6.6. shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.




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